EXHIBIT 99.1

Fogo de Chão, Inc. Reports Second Quarter 2017 Results

DALLAS, Aug. 08, 2017 (GLOBE NEWSWIRE) -- Fogo de Chão, Inc. (NASDAQ:FOGO) today reported financial results for its 13-week fiscal second quarter ended July 2, 2017.

Key Highlights for the Second Quarter of 2017 compared to the Second Quarter of 2016 Include:

  Total revenue was $77.8 million, which represents 11.8% growth on a reported basis and 10.4% growth on a constant currency basis(1).

  Consolidated comparable restaurant sales increased 0.3%.

  U.S. comparable restaurant sales increased 0.5%.

  GAAP net income was $5.4 million, or $0.19 per diluted share.

  Adjusted net income(2) was $6.0 million, or $0.21 per diluted share.

  The Company opened its 48th restaurant in Bellevue, Washington.

  (1) In order to assess how the business performed in the current period, the Company has adjusted the prior period on a constant currency basis. Constant currency calculations compare results between periods as if exchange rates had remained constant period-over-period. The Company compares the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations. A reconciliation of GAAP revenue to constant currency revenue is included in the accompanying financial data. See also "Non-GAAP Financial Measures" below.
  (2) Adjusted net income is a non-GAAP measure. A reconciliation of GAAP net income to adjusted net income is included in the accompanying financial data. See also "Non-GAAP Financial Measures" below.

“The team is successfully executing its sales and traffic building initiatives while also opening strong new units like the recent Bellevue, Washington site,” said Larry Johnson, Chief Executive Officer of Fogo de Chao, Inc.  “We are pleased to be on the path for a fourth consecutive year of positive traffic in the US.”

Second Quarter 2017 Financial Results

Total revenue for the second quarter of Fiscal 2017 was $77.8 million compared to $69.6 million in the second quarter of Fiscal 2016.  The $8.2 million increase is primarily attributable to new restaurant locations opened in the last 18 months, a favorable foreign exchange impact and a comparable sales increase of 0.3%. Excluding the impact of the favorable foreign exchange impact, total revenues for the first quarter increased 10.4% over the prior year period.

U.S. restaurant revenue for the second quarter of Fiscal 2017 was $66.7 million compared to $59.3 million for the second quarter of Fiscal 2016. The $7.4 million increase is due to new restaurant locations opened in the last 18 months and a U.S. comparable restaurant sales increase of 0.5%.

Brazil restaurant revenue for the second quarter of Fiscal 2017 was $11.0 million compared to $10.2 million in the second quarter of Fiscal 2016. The $0.8 million increase is attributable to a favorable foreign exchange impact, offset by a Brazil comparable restaurant sales decrease of 0.9%.

GAAP net income for the second quarter of Fiscal 2017 was $5.4 million, or $0.19 per diluted share, compared to $6.2 million, or $0.21 per diluted share in the second quarter of Fiscal 2016.  Adjusted net income in the second quarter of Fiscal 2017 was $6.0 million, or $0.21 per diluted share, compared to $6.3 million, or $0.22 per diluted share in the second quarter of Fiscal 2016. A reconciliation between GAAP net income and adjusted net income is included in the accompanying financial data.

Development Update

As of July 2, 2017, the Company operated 48 restaurants, 10 of which are in Brazil, and two joint venture restaurants in Mexico City.

The Company opened its 48th location in Bellevue, Washington in May 2017.  The Company plans to open at least two additional Company-owned restaurants during the remainder of Fiscal 2017, and up to two additional international joint venture restaurants. The Company has three signed leases and is negotiating multiple letters of intent for planned 2018 and 2019 Company-owned locations.

Investors are reminded that the actual number and timing of new restaurant openings is subject to a number of factors outside of the Company's control including, but not limited to, weather conditions and factors under the control of landlords, contractors and regulatory/licensing authorities.

2017 Outlook

The Company is reiterating its guidance for the 52-week fiscal year 2017, which ends on December 31, 2017. Diluted net income per share is expected to range between $0.92 and $0.95, which represents growth of 7.0% to 12.0% over diluted net income per share of $0.85, or adjusted diluted net income per share of $0.86(1) in Fiscal 2016. Diluted net income per share guidance for Fiscal 2017 is based, in part, on the following annual assumptions:

  Total revenue of $315 million to $320 million, assuming an exchange rate of 3.25 Brazilian reais to 1 U.S. dollar, which represents 10% to 12% growth on a constant currency and Olympics adjusted basis;

  Company-owned comparable restaurant sales of -0.5% to 0.5%;

  Restaurant contribution margin of 28.8% to 29.2%;

  Pre-opening expenses of $3.0 million to $3.5 million;

  General and administrative expenses of $20 million to $22 million;

  Opening up to seven restaurants, including up to two international joint venture locations;

  Capital expenditures, net of tenant allowances, of $26 million to $30 million;

  Depreciation expense of $18.5 million to $19.0 million; and

  Tax rate of 32% to 33%.

  (1) The Company’s 2016 results are adjusted for comparison to 2017 by ($0.02) to exclude the estimated effects of the Olympics benefit and by $0.01 to adjust 2016 to the same Brazilian Real exchange rate that has been projected for 2017 guidance (3.25 reais to 1 U.S. dollar).

Guidance Policy

The Company intends to provide annual guidance as it relates to revenue, comparable restaurant sales growth, restaurant contribution margin, general and administrative expense, tax expense, and development schedule.  The Company expressly disclaims any duty to update this guidance.

Conference Call/ Webcast

The Company will host a conference call to discuss its second quarter 2017 financial results today at 5:00 PM Eastern Time. Hosting the call will be Larry Johnson, Chief Executive Officer, Barry McGowan, President, and Tony Laday, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing (877) 407-0789 or for international callers by dialing (201) 689-8562. A replay will be available two hours after the call and can be accessed by dialing (844) 512-2921 or for international callers by dialing (412) 317-6671; the passcode is 13652685. The replay will be available through Tuesday, August 15, 2017.  The conference call will also be webcast live and later archived on Fogo’s corporate website at ir.fogodechao.com under the ‘News & Events’ section.

About Fogo de Chão

Fogo de Chão (fogo-dee-shown) is a leading Brazilian steakhouse, or churrascaria, which has specialized for more than 37 years in fire-roasting high-quality meats utilizing the centuries-old Southern Brazilian cooking technique of churrasco. Fogo delivers a distinctive and authentic Brazilian dining experience through the combination of high-quality Brazilian cuisine and a differentiated service model known as espeto corrido (Portuguese for "continuous service") delivered by gaucho chefs. Fogo offers its guests a tasting menu of a variety of meats including beef, lamb, pork and chicken, simply seasoned and carefully fire-roasted to expose their natural flavors, a gourmet Market Table with seasonal salads, soup and fresh vegetables, seafood, desserts, signature cocktails and an award-winning wine list. The first Fogo de Chão opened in Brazil in 1979. The Company currently operates 36 restaurants in the United States, 10 in Brazil and two joint venture restaurants in Mexico. Visit FOGO.com for more information.

Safe Harbor Statement

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, guidance, future plans, objectives and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, the development and introduction of new products, and the implementation of our marketing and branding strategies. Forward-looking statements can also be identified by words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “seeks,” “intends,” “targets” or the negative of these terms or other comparable terminology. Forward-looking statements are not guarantees of future performance and actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in the section entitled "Risk Factors" in our recent annual report on Form 10-K for the fiscal year ended January 1, 2017 filed with the Securities and Exchange Commission, and our discussion of risks in our quarterly reports on From 10-Q. The forward-looking statements included in this press release are made only as of the date hereof. Except as required by applicable securities law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

The Company uses the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted net income (loss), and constant currency (collectively the "non-GAAP financial measures"). The Company also presents certain results of operations on a constant currency basis to exclude the effects of foreign currency fluctuations. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used by the Company in this press release may be different from the methods used by other companies.

Key Financial Data - Fiscal Quarter	Fiscal Quarter Ended				Constant Currency (a)
(in thousands, except restaurant and per share amounts)	July 2, 2017	July 3, 2016	Change	Change	July 3, 2016	Change	Change

Comparable store sales:
U.S.	0.5%	-1.1%
Brazil	-0.9%	-4.0%
Consolidated	0.3%	-1.6%

Restaurants opened during period	1	-
Restaurants open at period end	48	42

Revenue(b):
U.S.(c)	$66,743	$59,326	$7,417	12.5%
Brazil	$10,983	$10,203	$780	7.6%	$11,098	$(115)	-1.0%
Consolidated	$77,758	$69,550	$8,208	11.8%	$70,445	$7,313	10.4%

Adjusted EBITDA attributable to Fogo de Chão, Inc.	$14,927	$14,795	$132	0.9%	$14,985	$(58)	-0.4%

Net income attributable to Fogo de Chão, Inc.	$5,414	$6,190	$(776)	-12.5%	$6,336	$(922)	-14.6%
Adjusted net income attributable to Fogo de Chão, Inc.	$5,989	$6,272	$(283)	-4.5%	$6,418	$(429)	-6.7%

Diluted earnings per share	$0.19	$0.21	$(0.02)	-9.5%	$0.22	$(0.03)	-13.6%
Adjusted diluted earnings per share	$0.21	$0.22	$(0.01)	-4.5%	$0.22	$(0.01)	-4.5%

(a) We compare the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations.
(b) We have two operating segments: United States and Brazil. Our joint venture in Mexico is included in the United States for segment reporting purposes as the operations of the joint venture are monitored by the United States segment management.
(c) U.S. revenue excludes gift card breakage revenue ($32).

Key Financial Data - Fiscal Year	Twenty-Six Week Periods Ended				Constant Currency (a)
(in thousands, except restaurant and per share amounts)	July 2, 2017	July 3, 2016	Change	Change	July 3, 2016	Change	Change

Comparable store sales:
U.S.	0.9%	-0.1%
Brazil	-1.8%	-1.1%
Consolidated	0.3%	-0.3%

Restaurants opened during period	3	1
Restaurants open at period end	48	42

Revenue(b):
U.S.(c)	$133,259	$119,969	$13,290	11.1%
Brazil	$20,808	$18,398	$2,410	13.1%	$21,213	$(405)	-1.9%
Consolidated	$154,113	$138,407	$15,706	11.3%	$141,222	$12,891	9.1%

Adjusted EBITDA attributable to Fogo de Chão, Inc.	$29,203	$28,889	$314	1.1%	$29,432	$(229)	-0.8%

Net income attributable to Fogo de Chão, Inc.	$10,453	$12,160	$(1,707)	-14.0%	$12,540	$(2,087)	-16.6%
Adjusted net Income attributable to Fogo de Chão, Inc.	$11,236	$12,397	$(1,161)	-9.4%	$12,790	$(1,554)	-12.2%

Diluted earnings per share	$0.36	$0.42	$(0.06)	-14.3%	$0.43	$(0.07)	-16.3%
Adjusted diluted earnings per share	$0.39	$0.43	$(0.04)	-9.3%	$0.44	$(0.05)	-11.4%

(a) We compare the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations.
(b) We have two operating segments: United States and Brazil. Our joint venture in Mexico is included in the United States for segment reporting purposes as the operations of the joint venture are monitored by the United States segment management.
(c) U.S. revenue excludes gift card breakage revenue ($46).

Fogo de Chão, Inc.
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except share and per share amounts)

	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	July 2, 2017	July 3, 2016	July 2, 2017	July 3, 2016

Revenue	$77,758	$69,550	$154,113	$138,407
Restaurant operating costs:
Food and beverage costs	22,332	20,237	43,760	39,421
Compensation and benefit costs	18,110	15,834	36,746	32,009
Occupancy and other operating expenses (excluding depreciation and amortization)	15,021	12,950	30,118	25,624
Total restaurant operating costs	55,463	49,021	110,624	97,054
Marketing and advertising costs	2,198	1,753	3,993	3,411
General and administrative costs	6,126	4,791	11,632	10,409
Pre-opening costs	719	524	2,033	1,032
Depreciation and amortization	4,796	3,882	9,300	7,628
Other operating (income) expense, net	165	(149)	332	(204)
Total costs and expenses	69,467	59,822	137,914	119,330
Income from operations	8,291	9,728	16,199	19,077
Other income (expense):
Interest expense, net of capitalized interest	(1,249)	(1,094)	(2,410)	(2,220)
Interest income	605	491	1,322	886
Other income (expense), net	5	(3)	12	(3)
Total other income (expense), net	(639)	(606)	(1,076)	(1,337)
Income before income taxes	7,652	9,122	15,123	17,740
Income tax expense	2,378	3,056	4,890	5,682
Net income	5,274	6,066	10,233	12,058
Less: Net loss attributable to noncontrolling interest	(140)	(124)	(220)	(102)
Net income attributable to Fogo de Chão, Inc.	$5,414	$6,190	$10,453	$12,160
Net income	$5,274	$6,066	$10,233	$12,058
Other comprehensive income (loss):
Currency translation adjustment	(5,279)	8,212	(660)	16,115
Total other comprehensive income (loss)	$(5,279)	$8,212	$(660)	$16,115
Comprehensive income (loss)	(5)	14,278	9,573	28,173
Less: Comprehensive income (loss) attributable to noncontrolling interest	(41)	(281)	112	(256)
Comprehensive income attributable to Fogo de Chão, Inc.	$36	$14,559	$9,461	$28,429
Earnings per common share attributable to Fogo de Chão, Inc.:
Basic	$0.19	$0.22	$0.37	$0.43
Diluted	$0.19	$0.21	$0.36	$0.42
Weighted average common shares outstanding:
Basic	28,214,065	28,086,942	28,213,259	28,082,240
Diluted	28,880,315	28,880,226	28,863,638	28,898,149

Reconciliation to Adjusted Net Income attributable to Fogo de Chão, Inc.(a)
(in thousands, except share and per share amounts)

	Fiscal Quarter Ended		Constant Currency(e)
	July 2, 2017	July 3, 2016	July 3, 2016

Net income attributable to Fogo de Chão, Inc.	$5,414	$6,190	$6,336
Secondary offering costs	715	—	—
Non-recurring expenses(b)	—	124	124
Income tax expense(c)	2,368	3,039	3,087
Pre-tax adjusted net income	8,497	9,353	9,547
Estimated tax provision(d)	2,508	3,081	3,129
Adjusted net income attributable to Fogo de Chão, Inc.	$5,989	$6,272	$6,418

Adjusted net income per common share attributable to Fogo de Chão, Inc.:
Basic	$0.21	$0.22	$0.23
Diluted	$0.21	$0.22	$0.22

Weighted average common shares outstanding:
Basic	28,214,065	28,086,942	28,086,942
Diluted	28,880,315	28,880,226	28,880,226

(a) Excludes impacts attributable to our joint venture in Mexico.
(b) For the thirteen weeks ended July 3, 2016 amount consists of one-time legal and accounting expenses.
(c) Consists of recorded income tax expense for the period. Actual taxes are added back and recalculated against pre-tax adjusted net income shown in (d).
(d) The estimated tax provision has been recalculated excluding the one-time expenses.
(e) We compare the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations.

Reconciliation to Adjusted Net Income attributable to Fogo de Chão, Inc.(a)
(in thousands, except share and per share amounts)

	Twenty-Six Week Periods Ended		Constant Currency(e)
	July 2, 2017	July 3, 2016	July 3, 2016

Net income attributable to Fogo de Chão, Inc.	$10,453	$12,160	$12,540
Secondary offering costs	715	—	—
Non-recurring expenses(b)	208	348	368
Income tax expense(c)	4,866	5,647	5,790
Pre-tax adjusted net income	16,242	18,155	18,698
Estimated tax provision(d)	5,006	5,758	5,908
Adjusted net income attributable to Fogo de Chão, Inc.	$11,236	$12,397	$12,790

Adjusted net income per common share attributable to Fogo de Chão, Inc.:
Basic	$0.40	$0.44	$0.46
Diluted	$0.39	$0.43	$0.44

Weighted average common shares outstanding:
Basic	28,213,259	28,082,240	28,082,240
Diluted	28,863,638	28,898,149	28,898,149

(a) Excludes impacts attributable to our joint venture in Mexico.
(b) For the twenty-six weeks ended July 2 2017, amount consists of an increase in reserves related to litigation with The Union of Workers in Hotels, Apart-Hotels, Motels, Flats, Restaurants, Bars, Snack Bars and Similar in São Paulo and the Region. An agreement was reached with the Union of Workers to resolve the claims and a labor court judge signed an order approving the agreement during the second quarter of Fiscal 2017. For the twenty-six weeks ended July 3, 2016 amount includes $224 in one-time expenses related to the realignment of management of the Brazilian subsidiaries, the legal transfer of the Brazilian subsidiaries to the Company’s Dutch holding company to support the Company’s expansion into international markets and $124 in other one-time legal and accounting fees.
(c) Consists of recorded income tax expense for the period. Actual taxes are added back and recalculated against pre-tax adjusted net income shown in (d); however the non-recurring item related to Brazil for the twenty-six weeks ended July 2, 2017 has no current year tax effect as it is considered a non-taxable event in Brazil.
(d) The estimated tax provision has been recalculated excluding the one-time expenses.
(e) We compare the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations.

Reconciliation Adjusted EBITDA attributable to Fogo de Chão, Inc.(a):
(in thousands)

	Fiscal Quarter Ended		Constant Currency(d)
	July 2, 2017	July 3, 2016	July 3, 2016

Net income attributable to Fogo de Chão, Inc.	$5,414	$6,190	$6,336
Depreciation and amortization expense	4,693	3,814	3,853
Interest expense, net	1,249	1,094	1,094
Interest income	(605)	(491)	(534)
Income tax expense	2,368	3,039	3,087
EBITDA	13,119	13,646	13,836
Pre-opening costs	717	491	491
Share-based compensation	150	285	285
Non-cash adjustments(b)	226	249	249
Secondary offering costs	715	—	—
Non-recurring expenses(c)	—	124	124
Adjusted EBITDA attributable to Fogo de Chão, Inc.	$14,927	$14,795	$14,985

(a) Excludes impacts attributable to our joint venture in Mexico.
(b) Consists of non-cash portion of straight line rent expense.
(c) For the thirteen weeks ended July 3, 2016 amount consists of one-time legal and accounting expenses.
(d) We compare the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations.

Reconciliation Adjusted EBITDA attributable to Fogo de Chão, Inc.(a):
(in thousands)

	Twenty-Six Week Periods Ended		Constant Currency(d)
	July 2, 2017	July 3, 2016	July 3, 2016

Net income attributable to Fogo de Chão, Inc.	$10,453	$12,160	$12,540
Depreciation and amortization expense	9,103	7,492	7,625
Interest expense, net	2,410	2,220	2,220
Interest income	(1,322)	(886)	(1,021)
Income tax expense (benefit)	4,866	5,647	5,790
EBITDA	25,510	26,633	27,154
Pre-opening costs	2,031	999	999
Share-based compensation	299	412	412
Non-cash adjustments(b)	440	497	499
Secondary offering costs	715	—	—
Non-recurring expenses(c)	208	348	368
Adjusted EBITDA attributable to Fogo de Chão, Inc.	$29,203	$28,889	$29,432

(a) Excludes impacts attributable to our joint venture in Mexico.
(b) Consists of non-cash portion of straight line rent expense.
(c) For the twenty-six weeks ended July 2 2017, amount consists of an increase in reserves related to litigation with The Union of Workers in Hotels, Apart-Hotels, Motels, Flats, Restaurants, Bars, Snack Bars and Similar in São Paulo and the Region. An agreement was reached with the Union of Workers to resolve the claims and a labor court judge signed an order approving the agreement during the second quarter of Fiscal 2017. For the twenty-six weeks ended July 3, 2016 amount includes $224 in one-time expenses related to the realignment of management of the Brazilian subsidiaries, the legal transfer of the Brazilian subsidiaries to the Company’s Dutch holding company to support the Company’s expansion into international markets and $124 in other one-time legal and accounting fees.
(d) We compare the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations.

Supplemental Selected Constant Currency Adjustment Information

	Fiscal Quarter Ended
Constant Currency reconciliation	July 2, 2017	July 3, 2016

Revenue as reported	$77,758	$69,550
Effect of foreign currency(a)	—	895
Revenue at constant currency	$77,758	$70,445

Adjusted EBITDA	$14,927	$14,795
Effect of foreign currency(a)	—	190
Adjusted EBITDA at constant currency	$14,927	$14,985
Adjusted EBITDA margin at constant currency	19.2%	21.3%

Restaurant contribution	$22,295	$20,529
Effect of foreign currency(a)	—	277
Restaurant contribution at constant currency	$22,295	$20,806
Restaurant contribution margin at constant currency	28.7%	29.5%

	Twenty-Six Week Periods Ended
Constant Currency reconciliation	July 2, 2017	July 3, 2016

Revenue as reported	$154,113	$138,407
Effect of foreign currency(a)	—	2,815
Revenue at constant currency	$154,113	$141,222

Adjusted EBITDA	$29,203	$28,889
Effect of foreign currency(a)	—	543
Adjusted EBITDA at constant currency	$29,203	$29,432
Adjusted EBITDA margin at constant currency	18.9%	20.8%

Restaurant contribution	$43,489	$41,353
Effect of foreign currency(a)	—	793
Restaurant contribution at constant currency	$43,489	$42,146
Restaurant contribution margin at constant currency	28.2%	29.8%

(a) As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of certain results on a constant currency basis in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. We use results on a constant currency basis as one measure to evaluate our performance. We calculate constant currency by retranslating results across all prior periods presented using a derived exchange rate for the most current year periods presented based on actual results. The tables set forth below calculate constant currency at a foreign currency exchange rate of 3.2142 and 3.1790 Brazilian reais to 1 US dollar, which represents the derived exchange rate for the thirteen and twenty-six week periods ended July 2, 2017, respectively, calculated as explained above. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with GAAP.

UNAUDITED SELECTED CONSOLIDATED BALANCE SHEET DATA
(in thousands)

	As of	As of
	July 2, 2017	January 1, 2017
Cash and cash equivalents	$32,050	$31,275
Total assets	524,474	522,395
Long-term debt, including current portion	143,000	150,000
Deferred taxes	24,964	21,838
Total liabilities	221,913	229,536
Total Fogo de Chão, Inc. shareholders' equity	300,404	290,644
Total equity	302,561	292,859

Investor Contact:
IR@fogodechao.com
(972) 361-6225

Media Contact:
Joy Murphy, ICR
Joy.Murphy@icrinc.com
(646) 277‐1242